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                                                                      Exhibit 21





          Yardville National Bancorp Subsidiaries


            1. Yardville National Bank

            2. Yardville Capital Trust

            3. Yardville National Investment Corporation
                  (wholly-owned subsidiary of Bank)

            4. YNB Real Estate Holding Company
                  (wholly-owned subsidiary of Bank)

            S. Brendan, Inc.
                  (wholly-owned subsidiary of Bank)

            6. Nancy-Beth, Inc.
                  (wholly-owned subsidiary of Bank)